        EXHIBIT 10.2

AMENDMENT AND RESTATEMENT OF THE

COMPUTER SCIENCES CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

AND SUMMARY PLAN DESCRIPTION

Effective as of October 28, 2007

ARTICLE I

Purpose

The purpose of this Supplemental Executive Retirement Plan ("Supplemental Plan") is to provide retirement benefits to designated officers and key executives of Computer Sciences Corporation (the "Company") in addition to retirement benefits that may be payable under the Computer Sciences Corporation Employee Pension Plan, and in addition to any other retirement plan (other than the social security system to the extent provided herein) under which benefits may be payable with respect to such person.  This document is also intended to constitute the Summary Plan Description for the Supplemental Plan.

It is intended that this Supplemental Plan be a plan "for a select group of management or highly compensated employees" as set forth in Section 201(2) of the Employee Retirement Income Security Act of 1974.

Subject to Articles X and XXX hereof, benefits under this Supplemental Plan shall be payable solely from the general assets of the Company and no Participant or other person shall be entitled to look to any source for payment of such benefits other than the general assets of the Company.

ARTICLE ll

Effective Date/Restatement Date

The Supplemental Plan was effective as of September 1, 1985. The Supplemental Plan was amended and restated effective as of January 1, 2005 (the “2005 Restatement”), and amended and restated effective as of February 14, 2006 (the “2006 Restatement”), and is hereby amended and restated effective as of October 28, 2007 (the "2007 Restatement"), which 2007 Restatement is intended to reflect the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other Treasury Department guidance promulgated thereunder (“Section 409A”), and shall be interpreted accordingly.  The 2007 Restatement shall only apply to “amounts deferred” (within the meaning of Section 409A) in taxable years beginning after December 31, 2004, and any earnings thereon (collectively, “Section 409A Deferrals”).  The provisions of the Supplemental Plan in existence prior to the 2005 Restatement shall continue to govern “amounts deferred” (within the meaning of Section 409A) in taxable years beginning before January 1, 2005, and any earnings thereon (collectively, “Grandfathered Deferrals”).  As such, Part A of the Plan is applicable solely to Grandfathered Deferrals, and Part B of the Plan is applicable solely to Section 409A Deferrals.

ARTICLE III

Participants

No person shall be a Participant in this Supplemental Plan unless (a) such individual is specifically designated as such in a written instrument executed by the Chief Executive Officer of the Company (the "Chief Executive Officer"), and (b) such individual has consented to be governed by the terms of this Supplemental Plan by execution of a written instrument in form satisfactory to the Company.

A person shall cease to be a Participant in this Supplemental Plan in the event of (a) a Plan amendment having such effect, or (b) the occurrence of an event described in this Supplemental Plan which terminates such participation, or (c) prior to a Change in Control (as hereinafter defined), the Chief Executive Officer notifies such person, in writing, of the discontinuance of such person's participation pursuant to Article XVIII and/or Article XXVII of this Supplemental Plan.  In determining whether any person shall commence or cease to be a Participant herein, the Chief Executive Officer, acting in such capacity, shall have complete and unfettered discretion.

PART A

All capitalized terms used in this Part A shall have the definitions provided for in this Part A or Articles I, II or III of this Supplemental Plan.

ARTICLE IV

Part A Retirement Benefits

The amount of retirement benefit payable under Part A to each Participant upon Separation from Service (as defined in paragraph (d) below) shall be as determined in this Article IV, except as otherwise provided in Articles XIX, XX and XXI.

(a)           A Participant who is entitled to receive a benefit under the Computer Sciences Corporation Employee Pension Plan ("Pension Plan"), shall be entitled to receive an excess benefit under Part A of this Supplemental Plan (a “Part A Excess Benefit”). The Part A Excess Benefit hereunder vests at the time that the Participant becomes vested under the Pension Plan.  The Part A Excess Benefit is the additional monthly amount calculated as follows: the additional monthly amount which the Participant would otherwise be entitled to receive as a single life annuity under the Pension Plan at the date of commencing payment of the Part A Excess Benefit, if the limitations imposed by Sections 401(a)(17) and 415 of the Code were not applied, less any benefits that the Participant is entitled to receive as a single life annuity at that date under Appendix M of the Pension Plan, and provided further, that in making such calculation:

(i)	all deferrals of salary under the Company’s Deferred Compensation Plan shall be disregarded, as if no deferrals had been made;

(ii)	compensation for periods of time prior to date of first participation in this Supplemental Plan shall be disregarded and not taken into account; and

(iii)	compensation from all affiliates of the Company shall be taken into account, as if such affiliates were participating employers in the Pension Plan.

Notwithstanding anything herein to the contrary, the amount payable pursuant to this paragraph (a) shall be limited to the maximum amount otherwise payable pursuant to this paragraph (a) that qualifies as a Grandfathered Deferral.

In addition to the benefit described in this paragraph (a), a benefit as described in paragraph (b) following may be payable to the Participant. The Participant shall automatically commence receiving Participant’s Part A Excess Benefit on the date on which the Participant commences to receive benefits under the Pension Plan.

(b)           A Participant who has a Separation from Service (as hereinafter defined) on or after attaining age sixty-two (62) shall receive an amount determined under this paragraph (b).  A Participant who has a Separation from Service prior to attaining age sixty-two (62) shall only receive an amount determined under this paragraph (b) if he or she is entitled to an early separation benefit pursuant to Article V(b), a pre-retirement death benefit pursuant to Article VII(b)(ii) or a disability benefit pursuant to Article VIII.  Amounts payable pursuant to this paragraph (b) shall be paid monthly in the form of a life annuity.  Payments shall commence on the first day of the calendar month that is on or immediately after a Participant’s Separation from Service date.  The monthly amount payable shall be equal to (i) one-twelfth (1/12) of fifty percent (50%) of the Participant's Average Base Salary Rate (as defined in paragraph (d) below), minus (ii) the amount determined under paragraph (c) below.  The resulting amount will be proportionately reduced pursuant to paragraph (e) below if the Participant has a Separation from Service prior to attaining age sixty-two (62) and/or with fewer than twelve (12) years of Continuous Service.  Notwithstanding anything herein to the contrary, the amount payable pursuant to this paragraph (b) shall be limited to the maximum amount otherwise payable pursuant to this paragraph (b) that qualifies as a Grandfathered Deferral.

(c)           The amount determined under this paragraph (c) shall generally be equal to the primary social security benefit paid or payable to the Participant at the time benefits commence under Part A of this Supplemental Plan, whether or not the Participant is denied social security benefits because of other income or voluntarily forgoes social security income. However, where a Participant commences to receive benefits under Part A of this Supplemental Plan prior to attaining the minimum age (the “Minimum Social Security Age”) at which he will be entitled to commence receiving social security benefits (currently age sixty-two (62)), his benefits under this Plan shall be reduced by the amount of social security benefits it is estimated he would be entitled to receive monthly. The estimated social security benefit will be calculated based on the Participant's compensation through his Separation from Service date as though he were the Minimum Social Security Age on such date, and in accordance with social security rules in effect at the time of his Separation from Service.

(d)           The term "Base Salary Rate" means the annual salary rate of a Participant from the Company and all Affiliates exclusive of overtime, bonus, incentive or any other type of special compensation. The term "Average Base Salary Rate" means the average of the highest three (3) of the last five (5) Base Salary Rates of a Participant which are the Base Salary Rates in effect on his Separation from Service date and on the same day and month for each of the four (4) years (or the period of Continuous Service if fewer than four (4) years) immediately preceding the Separation from Service date.  If the period of Continuous Service as of a Participant’s Separation from Service date is (i) less than two years but more than one year, “Average Base Salary Rate” means the average of the Base Salary Rate on his Separation from Service date and on the same day and month of the immediately preceding year, or (ii) less than one year, “Average Base Salary Rate” means the Base Salary Rate on his Separation from Service date.

Unless otherwise determined in writing with respect to a Participant by the Chief Executive Officer, the term "Continuous Service" means the period of service without interruption of a person commencing as of the date of hire of such person by the Company or an Affiliate and ending on the date of separation from service for any reason from the Company and all Affiliates ("Separation from Service"). The term "Affiliate" means a corporation or other entity of which fifty-one percent (51%) or more of the capital stock or capital or profits interest (in the case of a noncorporate entity) is directly or indirectly owned by the Company. A medical leave of absence not exceeding twelve (12) months authorized by a Company written policy or any other leave of absence authorized by a Company written policy or approved in writing by the Chief Executive Officer shall not be deemed an interruption in Continuous Service or a Separation from Service.

In the event the Company acquires a corporation or other entity ("Acquisition"), and any employee of Acquisition, by written determination of the Chief Executive Officer of the Company, becomes a Participant in the Supplemental Plan, such Participant's period of Continuous Service shall commence no sooner than the date Acquisition becomes an Affiliate of the Company unless the Company's Chief Executive Officer otherwise determines and so confirms in writing.

(e)  If a Participant has a Separation from Service prior to attaining age sixty-two (62) and/or with fewer than twelve (12) years of Continuous Service, then the benefit determined under paragraph (b) of this Article IV (after subtracting the amount determined under paragraph (c) of this Article IV) shall be proportionately reduced by five percent (5%) for each year under age sixty-two (62), and then further reduced by 1/12 for each year under twelve (12) years of Continuous Service, pro-rated, in each case, on a completed-months basis.

By way of example, assume that a Participant entitled to receive a benefit determined under paragraph (b) has a Separation from Service at age sixty-one (61) and four (4) completed months, with ten (10) years and one (1) completed month of Continuous Service and an Average Base Salary Rate of $300,000.  Assume further that the monthly amount calculated under paragraph (c) is $1,500.  The monthly benefit determined under paragraph (b) would be equal to $11,000 (one-twelfth (1/12) of fifty percent (50%) of $300,000, or $12,500, minus $1,500), reduced by 3.33% (1/12 of 5% for each of the eight months under age sixty-two (62)) to $10,634, and further reduced by 15.97% (1/12 of 1/12 for each of the twenty-three (23) months under twelve (12) years of Continuous Service) to $8,936.

Unless expressly determined to the contrary in writing by the Chief Executive Officer, no period of service completed by a person after attainment of age sixty-five (65) and no adjustment to any person's Base Salary Rate which occurs after attainment of age sixty-five (65) shall be taken into account in computing benefits hereunder.

ARTICLE V

Eligibility for Benefits

(a)  Except as otherwise provided in paragraph (a) of Article IV, and in paragraph (b) of this Article V, and in Articles VII, VIII, IX and X:

(i)
Participants shall become eligible to commence receiving retirement benefits under Part A of this Supplemental Plan after Separation from Service on or after attaining age sixty-two (62) and such benefits shall be calculated in accordance with the provisions of Article IV;

(ii)	no Participant in Part A of this Supplemental Plan shall have any vested interest in or right to receive a benefit hereunder until attainment of the age of sixty-two (62); and

(iii)
unless otherwise determined in writing by the Chief Executive Officer, any interruption in the Continuous Service of a Participant herein prior to the attainment of age sixty-two (62) shall terminate the participation in Part A of this Supplemental Plan of such Participant, and no benefit under Part A shall be payable to or with respect to such Participant.

(b)           A Participant whose Separation from Service occurs on or after attaining age fifty-five (55), but prior to attaining age sixty-two (62), will be entitled to a special early separation benefit, payable monthly as calculated in accordance with the provisions of Article IV(b), if such benefit is approved by the Chief Executive Officer in his or her sole and unfettered discretion.  Under special circumstances, the Board of Directors of the Company may approve a special early separation benefit for a Participant whose Separation from Service occurs prior to attaining age fifty-five (55).

ARTICLE Vl

Form of Benefit Payments

(a)           Except as provided in Articles Vll and XIX, benefits payable based on the calculations in Article IV of Part A of this Supplemental Plan shall be paid monthly for the life-time of the Participant (unless an optional form is selected under paragraphs (b) or (c) of this Article Vl).  Upon the death of the Participant, benefits shall continue to be paid to the Participant's spouse for the lifetime of such spouse at the rate of fifty percent (50%) of Participant's benefit (and to be calculated without regard to the offset in Article IV(a) regarding Appendix M of the Pension Plan), provided certain conditions are met. The conditions of such Spousal Benefit are (1) that the spouse shall be married to the Participant as of the date of the Participant's Separation from Service and (2) the spouse shall be no more than five years younger than the Participant. In the event the spouse is more than five years younger than the Participant, the Participant may elect to receive benefit payments in the form of a joint and survivor option as described in paragraph (c) following.

(b)           Any Participant, who before September 1, 1993 has commenced to receive benefits and has not made a written election to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, shall be entitled to one hundred twenty (120) monthly benefit payments in the amount specified in paragraph (b) of Article IV preceding and a life annuity of the Part A Excess Benefit as defined in paragraph (a) of Article IV preceding. If a Participant, who before September 1, 1993, has commenced to receive benefits and has not made a written election to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, dies after Separation from Service and before receiving one hundred and twenty (120) monthly benefit payments, the remainder of the one hundred and twenty (120) monthly benefit payments shall be made to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate. In the event a Participant has made a written election, prior to September 1, 1993, to receive an annuity pursuant to paragraph (a) preceding or paragraph (c) following, no benefit shall be payable under this paragraph (b), except that any Part A Excess Benefit under the Pension Plan, as provided in paragraph (a) of Article IV, shall be payable at the rate of fifty percent (50%) thereof to the Participant's spouse.

(c)           In the event that the Participant's spouse is more than five years younger than Participant, at any time prior to the later of September 1, 1993 or the commencement of benefits under Part A of this Supplemental Plan, a Participant may, in lieu of receiving benefits in the form described in paragraph (a) of this Article Vl, elect to receive benefit payments under Part A of this Supplemental Plan in the form of a joint and survivor option providing monthly benefits for the lifetime of the Participant with a stipulated percentage of such amount continued after the Participant's death to the spouse to whom the Participant is married as of the date of the Participant's Separation from Service, for the lifetime of such spouse. The amount of monthly payments available under this option shall be determined by reference to factors such as the Participant's life expectancy, the life expectancy of the Participant's spouse, prior benefits received under the Supplemental Plan, and the percentage of the Participant's monthly benefit which is continued after the Participant's death to the Participant's spouse, so that the value of the joint and survivor option is the actuarial equivalent of the benefits otherwise payable under paragraph (a) (or paragraph (b) if the Participant has elected coverage under paragraph (b) preceding) of this Article Vl inclusive of the Participant and the spousal fifty percent (50%) survivor benefits, which shall be calculated assuming the Participant's spouse was exactly five years younger than Participant. In determining the monthly amount payable under the joint and survivor option with respect to any Participant, the Company may rely upon such information as it, in its sole discretion, deems reliable, including but not limited to, the opinion of an enrolled actuary or annuity purchase rates quoted by an insurance company licensed to conduct an insurance business in the State of California. The election of a joint and survivor option is irrevocable after benefit payments have commenced, and the monthly amount payable during the lifetime of the Participant shall in no event be adjusted by reason of the death of the Participant's spouse prior to the death of the Participant, or by reason of the dissolution of the marriage between the Participant and such spouse, or for any other reason.

ARTICLE Vll

Pre-Retirement Death Benefits

In the event of the death of a Participant hereunder during a period of Continuous Service and participation in Part A of this Supplemental Plan and after attainment of age 55 (or if death occurs before age 55, then following approval of the Board of Directors of the Company in special circumstances), the beneficiary or the spouse of the Participant shall be entitled to benefits as provided below in paragraphs (a) and (b):

(a)           Participant's spouse shall be entitled to a fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article Vl, paragraphs (a) or (c), as applicable), attributable to Participant's Part A Excess Benefit under Article IV(a) above calculated as of the Participant’s date of death (and to be calculated without regard to the offset in Article IV(a) regarding Appendix M of the Pension Plan), and with such spousal benefit to be reduced in an amount equal to any Qualified Pre-Retirement Survivor Annuity benefit under the Pension Plan relating to benefits on Appendix M thereof.  This spousal benefit shall be automatically payable commencing on the same date on which spousal benefits commence under the Pension Plan.

(b)           At the written election of the Participant, either a benefit under paragraph (i) below or a benefit under paragraph (ii) below shall be paid by the Company. Such election shall be signed by the Participant and notarized and, if the Participant is married at the time of election, the election must also be signed by the Participant's spouse and notarized. The latest election on file in the Company's records shall be controlling.  If no election has been made by the Participant, a benefit under paragraph (ii) below shall be paid by the Company.

(i)
A lump sum death benefit shall be payable by the Company to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate. The amount of such death benefit shall be two (2) times the Participant's Base Salary Rate in effect on the date of the Participant's death. On the written request of a beneficiary but subject to the approval in writing of the Chief Executive Officer, the amount payable under this paragraph (b)(i) may be paid to a beneficiary in monthly or other installments over a period not exceeding one hundred and twenty (120) months.

(ii)
Participant's spouse shall receive a spousal fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article Vl, paragraphs (a) or (c), as applicable), attributable to Participant’s benefit under Article IV(b) above calculated as of the Participant’s date of death.  In the event a Participant is not married at the time of Participant's death and the Participant has elected the fifty percent (50%) spousal benefit, a lump sum death benefit shall be payable in accordance with paragraph (b)(i) preceding.

No benefits shall be payable under this Article Vll if the Participant's death occurs as a result of an act of suicide within twenty-five (25) months after commencement of participation in this Supplemental Plan.  Notwithstanding anything herein to the contrary, the amount payable pursuant to this Article VII shall be limited to the maximum amount otherwise payable pursuant to this Article VII that qualifies as a Grandfathered Deferral.

ARTICLE Vlll

Disability Benefits

A disability benefit is payable under Part A of this Supplemental Plan, as follows:

(a)           If a Participant has a Separation from Service by reason of Permanent Disability (as hereinafter defined) prior to attaining age sixty-two (62) and on or after attaining age fifty-five (55) (or, in special circumstances, if such Separation from Service occurs prior to attaining age fifty-five (55) and has been approved for this benefit by the Board of Directors of the Company), then:

(i)
the Participant shall become eligible to commence receiving his or her Part A Excess Benefit under paragraph (a) of Article IV, as calculated thereunder as of the Separation from Service date (this benefit shall be automatically payable commencing on the same date on which benefits commence under the Pension Plan); and

(ii)	the Participant shall become eligible to commence receiving a benefit under paragraph (b) of Article IV, as calculated thereunder as of the Separation from Service date.

Notwithstanding anything herein to the contrary, the amount payable pursuant to this Article VIII shall be limited to the maximum amount otherwise payable pursuant to this Article VIII that qualifies as a Grandfathered Deferral.

(b)           “Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, unless a different definition applies for a Participant in an employment agreement approved by the Compensation Committee of the Board of Directors, in which case that different definition shall also apply to Part A of this Supplemental Plan.  The Participant shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board of Directors of the Company in such form and manner, and at such times, as the Board of Directors may require.  Any determination by the Board of Directors of the Company that the Participant does or does not have a Permanent Disability shall be final and binding upon the Company and the Participant.

ARTICLE IX

Right to Amend, Modify, Suspend or Terminate Plan

By action of the Company's Board of Directors, the Company may amend, modify, suspend or terminate Part A of this Supplemental Plan without further liability to any employee or former employee or any other person. Notwithstanding the preceding sentence:

(a)           Part A of this Supplemental Plan may not be amended, modified, suspended or terminated as to a Participant whose Separation from Service has occurred and who is entitled to receive or has commenced to receive benefits under Part A of this Supplemental Plan, without the express written consent of such Participant or, if deceased, such Participant's designated beneficiary or, if no beneficiary is then living or if no beneficiary can be located, such Participant's legal representative.

(b)           Following a Change in Control (as defined in Article X), Part A of this Supplemental Plan may not be amended, modified, suspended or terminated as to any Participant who was a Participant prior to such Change in Control, without the express written consent of such Participant.

(c)           Part A of this Supplemental Plan may not be amended, modified, suspended or terminated as to a Participant with respect to benefits already accrued under paragraph (a) of Article IV, without the express written consent of such Participant, but may be amended, modified, suspended or terminated as to a Participant with respect to benefits not yet accrued under paragraph (a) of Article IV without such consent.

ARTICLE X

Change in Control

The term "Change in Control" means, after the effective date of this Supplemental Plan, (a) the acquisition by any person, entity or group (as defined in Section 13(d)3 of the Securities Exchange Act of 1934, as amended) as beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company, (b) a change during any period of two (2) consecutive years of a majority of the Board of Directors as constituted as of the beginning of such period, unless the election of each director who was not a director at the beginning of such period was approved by vote of at least two-thirds of the directors then in office who were directors at the beginning of such period, (c) a sale of substantially all of the property and assets of the Company, (d) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which results in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, (e) a merger, consolidation, reorganization or other business combination to which the Company is a party and the consummation of which does not result in the outstanding voting securities of the Company being exchanged for or converted into cash, property and/or securities not issued by the Company, provided that the outstanding voting securities of the Company immediately prior to such business combination (or, if applicable, the securities of the Company into which such voting securities are converted as a result of such business combination) represent less than 50% of the voting power of the Company immediately following such business combination, or (f) any other event constituting a change in control of the Company for purposes of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934.

In the event a Participant who was a Participant as of the date of a Change in Control either (a) has an involuntary Separation from Service for any reason (which, for purposes of this Article X, shall include a voluntary Separation from Service for Good Reason, as hereinafter defined) within thirty-six full calendar months following such Change in Control, or (b) has a voluntary Separation from Service for any reason other than Good Reason (including the death of the Participant) more than twelve (12) full calendar months after, but within thirty-six (36) full calendar months following, such Change in Control, such Participant shall be entitled to receive immediately upon such Separation from Service, without regard to approval by the Chief Executive Officer or any other person(s) (1) benefits attributable to paragraph (a) of Article IV hereunder in accordance with Articles IV, Vl, VII and VlIl, as applicable, with such benefits to commence when benefits under the Pension Plan commence, and (2) benefits attributable to paragraph (b) of Article IV hereunder in accordance with Articles IV, Vl, VII and VlIl, as applicable, with such benefits to commence at the time set forth in paragraph (b) of Article IV.  Such benefits under paragraph (b) of Article IV shall be calculated as if, on the date of such Separation from Service, the Participant (i) had completed a number of years of Continuous Service equal to the greater of twelve (12) or the actual number of years of his or her Continuous Service, and (ii) had attained an age equal to the greater of sixty-two (62) or his or her actual age.  Notwithstanding anything herein to the contrary, the amount payable pursuant to this Article X shall be limited to the maximum amount otherwise payable pursuant to this Article X that qualifies as a Grandfathered Deferral.

For purposes of Part A of this Supplemental Plan, a Participant’s voluntary Separation from Service shall be deemed to be for "Good Reason" if it occurs within six months of any of the following without the Participant’s express written consent:

(a)           a substantial change in the nature, or diminution in the status, of the Participant's duties or position from those in effect immediately prior to the Change in Control;

(b)           a reduction by the Company in the Participant's annual base salary as in effect on the date of a Change in Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change in Control;

(c)           a reduction by the Company in the overall value of benefits provided to the Participant, as in effect on the date of a Change in Control or as in effect thereafter if such benefits have been increased and such increase was approved prior to the Change in Control (as used herein, "benefits" shall include all profit sharing, retirement, pension, health, medical, dental, disability, insurance, automobile, and similar benefits);

(d)           a failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change in Control, or a reduction in the Participant's participation in any such plan, unless the Participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

(e)           a failure to provide the Participant the same number of paid vacation days per year available to him prior to the Change in Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the Participant immediately prior to the Change in Control;

(f)           relocation of the Participant's principal place of employment to any place more than 35 miles from the Participant’s previous principal place of employment;

(g)           any material breach by the Company of any stock option or restricted stock agreement; or

(h)           conduct by the Company, against the Participant's volition, that would cause the Participant to commit fraudulent acts or would expose the Participant to criminal liability;

provided that for purposes of clauses (b) through (e) above, "Good Reason" shall not exist (A) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change in Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change in Control, or (B) if the reduction in aggregate value is due to reduced performance by the Company, the business unit of the Company for which the Participant is responsible, or the Participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change in Control.

Not later than the occurrence of a Change in Control, the Company shall cause to be transferred to a grantor trust described in Section 671 of the Code, assets equal in value to all accrued obligations under Part A of this Supplemental Plan as of one day following a Change in Control, in respect of both active employees of the Company and retirees as of that date.  Such trust by its terms shall, among other things, be irrevocable.  The value of liabilities and assets transferred to the trust shall be determined by one or more nationally recognized firms qualified to provide actuarial services as described in Section 4 of the Computer Sciences Corporation Severance Plan for Senior Management and Key Employees.  The establishment and funding of such trust shall not affect the obligation of the Company to provide supplemental pension payments under the terms of Part A of this Supplemental Plan to the extent such benefits are not paid from the trust.

ARTICLE Xl

No Assignment

Benefits under Part A of this Supplemental Plan may not be assigned or alienated and shall not be subject to the claims of any creditor.

ARTICLE Xll

Administration

This Supplemental Plan shall be administered by the Chief Executive Officer or by such other person or persons to whom the Chief Executive Officer may delegate functions hereunder. With respect to all matters pertaining to this Supplemental Plan, the determination of the Chief Executive Officer or his designated delegate shall be conclusive and binding. The Chief Executive Officer shall be eligible to participate in this Supplemental Plan in the same manner as any other employee; provided, however, that the designation of the Chief Executive Officer as a Participant and any other action provided herein with respect to the Chief Executive Officer's participation shall be taken by the Compensation Committee of the Board of Directors of the Company.

ARTICLE Xlll

Release

In connection with any benefit or benefit payment under Part A of this Supplemental Plan, or the designation of any beneficiary or any election or other action taken or to be taken under Part A of the Supplemental Plan by any Participant or any other person, the Company, acting through its Chief Executive Officer or his delegate, may require such consents or releases as are reasonable under the circumstances, and further may require any such designation, election or other action to be in writing and in form reasonably satisfactory to the Chief Executive Officer or his delegate.

ARTICLE XIV

No Waiver

The failure of the Company, the Chief Executive Officer or any other person acting on behalf thereof to demand a Participant or other person claiming rights with respect to a Participant to perform any act which such person is or may be required to perform hereunder shall not constitute a waiver of such requirement or a waiver of the right to require such act. The exercise of or failure to exercise any discretion reserved to the Company, its Chief Executive Officer or his delegate, to grant or deny any benefit to any Participant or other person under Part A of this Supplemental Plan shall in no way require the Company, its Chief Executive Officer or his delegate to similarly exercise or fail to exercise such discretion with respect to any other Participant.

ARTICLE XV

No Contract

This Supplemental Plan is strictly a voluntary undertaking on the part of the Company and, except with respect to the obligations of the Company upon and following a Change in Control, which shall be absolute and unconditional, shall not be deemed to constitute a contract or part of a contract between the Company (or an Affiliate) and any employee or other person, nor shall it be deemed to give any employee the right to be retained for any specified period of time in the employ of the Company (or an Affiliate) or to interfere with the right of the Company (or an Affiliate) to discharge or retire any employee at any time, nor shall this Supplemental Plan interfere with the right of the Company (or an Affiliate) to establish the terms and conditions of employment of any employee.

ARTICLE XVI

Indemnification

The Company shall defend, indemnify and hold harmless the Officers and Directors of the Company acting in their capacity as such (and not as Participants herein) from any and all claims, expenses and liabilities arising out of their actions or failure to act hereunder, excluding fraud or willful misconduct.

ARTICLE XVII

Claim Review Procedure

Benefits will be provided to each Participant or beneficiary as specified in Part A of this Supplemental Plan.

(a)  If such person (a “Claimant”) believes that the Claimant has not been provided with benefits due under Part A of this Supplemental Plan, then the Claimant has the right to make a written claim for benefits under the Plan.  If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the Claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the Claimant:

(i)	the specific reason or reasons for such denial;

(ii)	specific reference to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)
an explanation of the Plan’s claims review procedure and time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

(b)           The written notice of any claim denial pursuant to paragraph (a) of this Article XVII shall be given not later than thirty (30) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

(i)	written notice of the extension shall be given by the Administrator to the Claimant prior to thirty (30) days after receipt of the claim;

(ii)	the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day period for giving notice of a claim denial; and

(iii)	the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

(c)           The decision of the Administrator shall be final unless the Claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board of Directors of the Company, or its delegate, for an appeal of the denial.  During that sixty (60) day period, the Claimant shall be provided, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits.  The Claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the Claimant’s appeal.  The Claimant may act in these matters individually, or through his or her authorized representative.

(d)           After receiving the written appeal, if the Board of Directors of the Company, or its delegate, shall issue a written decision notifying the Claimant of its decision on review, not later than thirty (30) days after receipt of the written appeal, unless the Board of Directors of the Company or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

(i)	written notice of the extension shall be given by the Board of Directors of the Company or its delegate prior to thirty (30) days after receipt of the written appeal;

(ii)	the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day review period; and

(ii)
the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board of Directors of the Company or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board of Directors of the Company or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal.  If the period of time for reviewing the appeal is extended as permitted above, due to a claimant’s failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)           In conducting the review on appeal, the Board of Directors of the Company or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the Board of Directors of the Company or its delegate upholds the denial, the written notice of decision from the Board of Directors of the Company or its delegate shall set forth, in a manner calculated to be understood by the Claimant:

(i)	the specific reason or reasons for the denial;

(ii)	specific reference to pertinent Plan provisions on which the denial is based;

(iii)
a statement that the Claimant is entitled to be receive, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv)	a statement of the Claimant’s right to bring a civil action under ERISA 502(a).

(f)           If the Plan or any of its representatives fail to follow any of the above claims procedures, the Claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan.

ARTICLE XVIII

Termination of Benefits and Participation

Prior, but only prior to a Change in Control, the retirement benefits payable to any Participant under Part A of this Supplemental Plan, and the participation of such Participant in Part A of this Supplemental Plan, may be terminated with respect to benefits under paragraph (b) of Article IV (but not with respect to benefits under paragraph (a) of Article IV) if in the judgment of the Chief Executive Officer, upon the advice of counsel, such Participant, directly or indirectly:

(a)           breaches any obligation to the Company under any agreement relating to assignment of inventions, disclosure of information or data, or similar matters; or

(b)           competes with the Company, or renders competitive services (as a director, officer, employee, consultant or otherwise) to, or owns more than a 5% interest in, any person or entity that competes with the Company; or

(c)           solicits, diverts or takes away any person who is an employee of the Company or advises or induces any employee to terminate his or her employment with the Company; or

(d)           solicits, diverts or takes away any person or entity that is a customer of the Company, or advises or induces any customer or potential customer not to do business with the Company; or

(e)  discloses to any person or entity other than the Company, or makes any use of, any information relating to the technology, know-how, products, business or data of the Company or its subsidiaries, suppliers, licensors or customers, including but not limited to the names, addresses and special requirements of the customers of the Company.

ARTICLE XIX

Lump-Sum Acceleration

(a)           This Article XIX applies to benefits payable under paragraph (a) of Article IV and under paragraph (b) of Article IV.

(b)           At any time within three (3) years after the occurrence of a Change in Control, a Participant or the Participant’s Surviving Spouse may elect to receive a lump sum payment, in an amount determined below, sixty (60) days after giving written notice of the Participant’s desire or the Participant’s Surviving Spouse’s desire to receive such lump sum benefit, to the person designated to administer Part A of this Supplemental Plan under Article XII.  The date which is sixty (60) days after the notice is given shall be the “Commencement Date.”  The lump sum payment shall be determined in accordance with paragraphs (c) and (d) of this Article XIX, and then shall be reduced by a penalty equal to ten percent (10%) of such payment which shall be irrevocably forfeited.

(c)           The lump sum payment shall equal the lump sum value of the Participant’s (or the Participant’s Surviving Spouse’s, if applicable) remaining Benefit as of the Commencement Date, but only to the extent such amount qualifies as a Grandfathered Deferral.  The lump sum value shall be computed by using the present value basis as is required under Section 417(e) of the Code at the Commencement Date for determining lump sums under qualified plans.

(d)           In calculating the lump sum payment, the Cost of Living Adjustment called for under Article XXI shall be taken into account as follows: The Company shall determine the average of the 3 most recent adjustments under Article XXI (or the 3 most recent adjustments that would have occurred had Article XXI been in effect for all relevant periods).  That average so-determined shall be deemed to apply for purposes of all future years for purposes of making the lump sum calculation.

ARTICLE XX

Hardship Withdrawal

(a)  This Article XX applies to benefits payable under paragraph (a) of Article IV and under paragraph (b) of Article IV, and is applicable only to Participants who have commenced receiving retirement benefits under Part A of this Supplemental Plan.

(b)           “Hardship” of a Participant shall mean an unforeseeable emergency which constitutes a severe financial hardship resulting from any one or more of the following:

(i)	sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a)of the Code) of the Participant;

(ii)	loss of the Participant’s property due to casualty; or

(iii)	any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant’s control.

(c)           Whether a Participant has incurred a Hardship shall be determined by the person designated to administer Part A of this Supplemental Plan under Article XII, in his discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

(d)           A Participant may make a withdrawal from the Participant's account, in the form of a lump sum, on account of the Participant's Hardship, only to the extent that the Hardship is not otherwise relievable:

(i)	through reimbursement or compensation by insurance or otherwise, or

(ii)	by liquidation of the Participant’s assets (to the extent that such liquidation does not itself cause a Hardship).

(e)           The amount of the lump sum hardship withdrawal shall not exceed the current lump sum value of the remaining benefits otherwise due, as determined immediately prior to the hardship distribution, and as determined by using the methodology described in paragraphs (c) and (d) of Article XIX, without regard to the penalty provision of paragraph (b) of Article XIX.

(f)           If a hardship lump sum distribution is made to a Participant, the amount of future benefits under Part A of this Supplemental Plan shall be reduced, as follows:

(i)
First, the current lump sum value of the benefits otherwise due shall be determined immediately prior to the hardship distribution by using the methodology described in paragraphs (c) and (d) of Article XIX, without regard to the penalty provision of paragraph (b) of Article XIX.

(ii)	Second, the amount of the lump sum hardship distribution to be made shall be subtracted from the amount so determined. The resulting net amount is called the “Resulting Net Value.”

(iii)
Third, all future benefit payments shall be adjusted downward, to an amount that has a lump sum present value equal to the Resulting Net Value.  Such lump sum present value shall be calculated using the methodology described in paragraphs (c) and (d) of Article XIX, without regard to the penalty provision of paragraph (b) of Article XIX.

(g)           Participants may request a Hardship withdrawal from either benefits otherwise payable under paragraph (a) of Article IV or under paragraph (b) of Article IV, or from benefits payable under both paragraphs (a) and (b).

(h)           The provisions of this Article XX shall be equally applicable to Participant’s Surviving Spouse.

ARTICLE XXI

Cost of Living Adjustment

(a)           This Article XXI applies to benefits payable on or after August 13, 2001 under paragraph (b) of Article IV, but does not apply to benefits payable under paragraph (a) of Article IV.

(b)           On the first day of each fiscal year of the Company, following commencement of payment of benefits to the Participant (or that Participant’s Surviving Spouse, as applicable) hereunder, the benefits payable to that Participant (or that Participant’s Surviving Spouse) shall be subject to an upward adjustment, as follows:

(i)
Benefits payable shall be increased by an amount equal to the lesser of (A) the greater of zero or the most recently published annual percent change in the Consumer Price Index (as hereinafter defined), as computed to the nearest one-tenth of one percent (0.1) for the twelve consecutive reference months of March of the prior calendar year through and including February of the current calendar year ; or (B) five percent (5%).

(ii)
Such adjustments, if any, shall be calculated for each year, irrespective of any other year’s adjustment.  For example, if the CPI change in four successive years is 3%, 6%, 7% and 3%, the Company would implement corresponding increases equal to 3%, 5%, 5% and 3%.

(c)  The “Consumer Price Index” is “The Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100” as published by the Bureau of Labor Statistics.

(d)  In the event that the Bureau of Labor Statistics reissues CPI data to correct an error in previously published CPI data, any affected benefits will be recalculated by the Company.

ARTICLE XXII

Certain Further Payments By the Company

(a)           This Article XXII applies to benefits payable under paragraph (a) of Article IV and under paragraph (b) of Article IV.

(b)  The Company shall be obligated to make certain further payments to Participants as set forth in this Article XXII.

(c)  In the event that any amount or benefit payable to the Participant by the Company on or after August 13, 2001 pursuant to Part A of this Supplemental Plan (collectively, the "Taxable Benefits") is subject on or after August 13, 2001 to the tax imposed under Section 3121 of the Code (the "FICA Tax"), or any similar tax that may hereafter be imposed, the Company shall pay to the Participant at the time specified in paragraph (d) below, the Tax Reimbursement Payment (as hereinafter defined).  The “Tax Reimbursement Payment” is defined as an amount, which when reduced by any FICA Tax paid by the Participant on the Taxable Benefits (but without reduction for any Federal, state or local income taxes on such Taxable Benefits), shall be equal to the amount of any Federal, state or local income taxes payable because of the inclusion of the Tax Reimbursement Payment in the Participant’s adjusted gross income, by applying the highest applicable marginal rate of Federal, state and local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is to be made.

(d)  For purposes of determining the amount of the Tax Reimbursement Payment, the Participant shall be deemed:

(i)	to pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made; and

(ii)
to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Participant’s adjusted gross income.)

(e)  The Tax Reimbursement Payment attributable to a Taxable Benefit shall be paid to the Participant not more than thirty (30) days following the incurrence of the FICA Tax.  If the amount of such Tax Reimbursement Payment cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Participant an amount estimated in good faith by the Company to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment as soon as the amount thereof can be determined.

PART B

All capitalized terms used in this Part B shall have the definitions provided for in this Part B or Articles I, II or III of this Supplemental Plan.

ARTICLE XXIII

Part B Retirement Benefits

The amount of retirement benefit payable under Part B to each Participant upon Separation from Service (as defined in paragraph (d) below) shall be as determined in this Article XXIII, except as otherwise provided in Articles XXXVIII, XXXIX and XL.

(a)           A Participant who is entitled to receive a benefit under the Computer Sciences Corporation Employee Pension Plan ("Pension Plan"), shall be entitled to receive an excess benefit under Part B of this Supplemental Plan (a “Part B Excess Benefit”). The Part B Excess Benefit hereunder vests at the time that the Participant becomes vested under the Pension Plan.  The Part B Excess Benefit is the additional monthly amount calculated as follows: the additional monthly amount which the Participant would otherwise be entitled to receive as a single life annuity under the Pension Plan at the date of commencing payment of the Part B Excess Benefit, if the limitations imposed by Sections 401(a)(17) and 415 of the Code, were not applied, less any benefits that the Participant is entitled to receive as a single life annuity at that date under Appendix N of the Pension Plan, and provided further, that in making such calculation:

(i)	all deferrals of salary under the Company’s Deferred Compensation Plan shall be disregarded, as if no deferrals had been made;

(ii)	compensation for periods of time prior to date of first participation in this Supplemental Plan shall be disregarded and not taken into account; and

(iii)	compensation from all affiliates of the Company shall be taken into account, as if such affiliates were participating employers in the Pension Plan.

Notwithstanding anything herein to the contrary, the amount payable pursuant to this paragraph (a) shall be limited to the maximum amount otherwise payable pursuant to this paragraph (a) that qualifies as a Section 409A Deferral.

In addition to the benefit described in this paragraph (a), a benefit as described in paragraph (b) following may be payable to the Participant.  Subject to Article XXIII(f), the payment of the Part B Excess Benefit shall commence on the first day of the month and year specified by the Participant in a distribution election made pursuant to this Article XXIII(a) (a “Part B Excess Benefit Distribution Election”), which date may not be earlier than the month immediately following the month in which the Participant has Separation from Service.  If Participant has not made a valid, timely Part B Excess Benefit Distribution Election pursuant to this Article XXIII(a), then, subject to Article XXIII(f), the Participant’s Part B Excess Benefit shall automatically commence on the later of: the month following the month in which the Participant attains age fifty-five (55), or the month following the month in which Participant has a Separation from Service.

Within 30 days after an individual first becomes a Participant (or no later than December 31, 2007 for individuals who became Participants on or prior to that date), each Participant shall make a Part B Excess Benefit Distribution Election pursuant to this Article XXIII(a) with respect to the Participant’s Part B Excess Benefit.  A Part B Excess Benefit Distribution Election pursuant to this Article XXIII(a) may be superseded by a subsequent election; provided, however, that no subsequent election pursuant to this Article XXIII(a) shall be effective unless (i) it is made at least twelve (12) months prior to the Participant’s Separation from Service, (ii) such election does not become effective until twelve (12) months after its submission to the Company and (iii) such election provides for the deferral of the date of commencement of distributions under this Excess Plan for a minimum of five (5) additional years.  For purposes of the 5-year re-deferral limitation set forth in the preceding sentence, distributions that are to be paid in installments (as opposed to in a lump sum) shall be treated as a single payment payable on the date the installments are otherwise due to commence.

All Part B Excess Benefit Distribution Elections pursuant to this Article XXIII(a) shall be made on such form or forms provided to the Participant by the Company, which forms may require such other information, acknowledgements or agreements as may be determined by the Company in its sole discretion.

(b)           A Participant who has a Separation from Service on or after attaining age sixty-two (62) shall receive an amount determined under this paragraph (b).  A Participant who has a Separation from Service prior to attaining age sixty-two (62) shall only receive an amount determined under this paragraph (b) if he or she is entitled to an early separation benefit pursuant to Article XXIV(b), a pre-retirement death benefit pursuant to Article XXVI(b)(ii) or a disability benefit pursuant to Article XXVII.  Amounts payable pursuant to this paragraph (b) shall be paid monthly in the form of a life annuity.  Payments shall commence on the first day of the calendar month that is on or immediately after a Participant’s Separation from Service date.  The monthly amount payable shall be equal to (i) one-twelfth (1/12) of fifty percent (50%) of the Participant’s Average Base Salary Rate (as defined in paragraph (d) below), minus (ii) the amount determined under paragraph (c) below, unless Participant is also entitled to a benefit under Article IV(b) of Part A of this Supplemental Plan, in which case such reduction shall be offset by the amount by which the benefit under Article IV(b) of Part A of this Supplemental Plan is reduced.  The resulting amount will be proportionately reduced pursuant to paragraph (e) below if the Participant has a Separation from Service prior to attaining age sixty-two (62) and/or with fewer than twelve (12) years of Continuous Service.  Notwithstanding anything herein to the contrary, the amount payable pursuant to this paragraph (b) shall be limited to the maximum amount otherwise payable pursuant to this paragraph (b) that qualifies as a Section 409A Deferral.

(c)           The amount determined under this paragraph (c) shall generally be equal to the primary social security benefit paid or payable to the Participant at the time benefits commence under Part B of this Supplemental Plan, whether or not the Participant is denied social security benefits because of other income or voluntarily forgoes social security income. However, where a Participant commences to receive benefits under Part B of this Supplemental Plan prior to attaining the minimum age (the “Minimum Social Security Age”) at which he will be entitled to commence receiving social security benefits (currently age sixty-two (62)), his benefits under this Plan shall be reduced by the amount of social security benefits it is estimated he would be entitled to receive monthly. The estimated social security benefit will be calculated based on the Participant’s compensation through his Separation from Service date as though he were the Minimum Social Security Age on such date, and in accordance with social security rules in effect at the time of his Separation from Service.

(d)           The term “Base Salary Rate” means the annual salary rate of a Participant from the Company and all Affiliates exclusive of overtime, bonus, incentive or any other type of special compensation. The term “Average Base Salary Rate” means the average of the highest three (3) of the last five (5) Base Salary Rates of a Participant which are the Base Salary Rates in effect on his Separation from Service date and on the same day and month for each of the four (4) years (or the period of Continuous Service if fewer than four (4) years) immediately preceding the Separation from Service date.  If the period of Continuous Service as of a Participant’s Separation from Service date is (i) less than two years but more than one year, “Average Base Salary Rate” means the average of the Base Salary Rate on his Separation from Service date and on the same day and month of the immediately preceding year, or (ii) less than one year, “Average Base Salary Rate” means the Base Salary Rate on his Separation from Service date.

Unless otherwise determined in writing with respect to a Participant by the Chief Executive Officer, the term “Continuous Service” means the period of service without interruption of a person commencing as of the date of hire of such person by the Company or an Affiliate and ending on the date of “separation from service” (as defined under Section 409A) for any reason from the Company and all Affiliates (“Separation from Service”). The term “Affiliate” means a corporation or other entity of which fifty-one percent (51%) or more of the capital stock or capital or profits interest (in the case of a noncorporate entity) is directly or indirectly owned by the Company. A medical leave of absence not exceeding twelve (12) months authorized by a Company written policy or any other leave of absence authorized by a Company written policy or approved in writing by the Chief Executive Officer shall not be deemed an interruption in Continuous Service or a Separation from Service.

In the event the Company acquires a corporation or other entity (“Acquisition”), and any employee of Acquisition, by written determination of the Chief Executive Officer of the Company, becomes a Participant in the Supplemental Plan, such Participant’s period of Continuous Service shall commence no sooner than the date Acquisition becomes an Affiliate of the Company unless the Company’s Chief Executive Officer otherwise determines and so confirms in writing.

(e)           If a Participant has a Separation from Service prior to attaining age sixty-two (62) and/or with fewer than twelve (12) years of Continuous Service, then the benefit determined under paragraph (b) of this Article XXIII (after subtracting the amount determined under paragraph (c) of this Article XXIII) shall be proportionately reduced by five percent (5%) for each year under age sixty-two (62), and then further reduced by 1/12 for each year under twelve (12) years of Continuous Service, pro-rated, in each case, on a completed-months basis.

By way of example, assume that a Participant entitled to receive a benefit determined under paragraph (b) has a Separation from Service at age sixty-one (61) and four (4) completed months, with ten (10) years and one (1) completed month of Continuous Service and an Average Base Salary Rate of $300,000.  Assume further that the monthly amount calculated under paragraph (c) is $1,500.  The monthly benefit determined under paragraph (b) would be equal to $11,000 (one-twelfth (1/12) of fifty percent (50%) of $300,000, or $12,500, minus $1,500), reduced by 3.33% (1/12 of 5% for each of the eight months under age sixty-two (62)) to $10,634, and further reduced by 15.97% (1/12 of 1/12 for each of the twenty-three (23) months under twelve (12) years of Continuous Service) to $8,936.

Unless expressly determined to the contrary in writing by the Chief Executive Officer, no period of service completed by a person after attainment of age sixty-five (65) and no adjustment to any person’s Base Salary Rate which occurs after attainment of age sixty-five (65) shall be taken into account in computing benefits hereunder.

(f)           Notwithstanding anything herein to the contrary: no distributions to a Specified Employee (as hereinafter defined) under Part B of this Supplemental Plan that are to be made as a result of the Specified Employee’s Separation from Service for any reason other than the Specified Employee’s death or “disability” (as such term is defined under Section 409A) shall be made or commence prior to the date that is the earlier of six months after the date of Separation from Service or the date of the Participant’s death, or such shorter period that, in the opinion of such counsel, is sufficient to avoid the imposition of the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A (the “Section 409A Taxes”); provided that any distributions that otherwise would have been payable during such six-month (or shorter) period, plus interest accrued thereon at a rate equal to the 120-month rolling average yield to maturity of the index called the “Merrill Lynch U.S. Corporates, A Rated, 15+ Years Index” as of December 31 of the year preceding the year in which the Separation from Service occurs, compounded annually, shall be distributed in lump sum on the first day following the expiration of such six-month (or shorter) period.  For purposes of Part B of this Supplemental Plan the term “Specified Employee” shall mean any Plan B Participant who is a “specified employee” (as such term is defined under Section 409A) of the Company.  The “identification date” (as defined under Section 409A) for purposes of identifying Specified Employees shall be September 30 of each calendar year.  Individuals identified on any identification date shall be treated as Specified Employees for the 12-month period beginning on January 1 of the calendar year following the year of the identification date.  In determining whether an individual is a Specified Employee as of an identification date, all individuals who are nonresident aliens during the entire 12-month period ending on such identification date shall be excluded for purposes of determining which individuals will be Specified Employees.

ARTICLE XXIV

Eligibility for Benefits

(a)           Except as otherwise provided in paragraph (a) of Article XXIII, in paragraph (b) of this Article XXIV, and in Articles XXVI, XXVII, XXVIII and XXIX, and subject to paragraph (g) of Article XXIII:

(i)
Participants shall become eligible to commence receiving retirement benefits under Part B of this Supplemental Plan after Separation from Service on or after attaining age sixty-two (62) and such benefits shall be calculated in accordance with the provisions of Article XXIII;

(ii)	no Participant in Part B of this Supplemental Plan shall have any vested interest in or right to receive a benefit hereunder until attainment of the age of sixty-two (62); and

(iii)
unless otherwise determined in writing by the Chief Executive Officer, any interruption in the Continuous Service of a Participant herein prior to the attainment of age sixty-two (62) shall terminate the participation in Part B of this Supplemental Plan of such Participant, and no benefit under Part B shall be payable to or with respect to such Participant.

(b)           A Participant whose Separation from Service occurs on or after attaining age fifty-five (55), but prior to attaining age sixty-two (62), will be entitled to a special early separation benefit, payable monthly as calculated in accordance with the provisions of Article XXIII(b), if such benefit is approved by the Chief Executive Officer in his or her sole and unfettered discretion.  Under special circumstances, the Board of Directors of the Company may approve a special early separation benefit for a Participant whose Separation from Service occurs prior to attaining age fifty-five (55).

ARTICLE XXV

Form of Benefit Payments

(a)           Except as provided in Articles XXVl and XXXVIII, benefits payable based on the calculations in Article XXIII of Part B of this Supplemental Plan shall be paid monthly for the life-time of the Participant, unless at the time payment of benefits to a Participant commence (1) the Participant is married and (2) the Spousal Benefit conditions set forth in this paragraph (a) are not met.  Except as provided in Articles XXVl and XXXVIII, upon the death of the Participant, benefits shall continue to be paid to the Participant's spouse for the lifetime of such spouse at the rate of fifty percent (50%) of Participant's benefit (and to be calculated without regard to the offset in Article XXIII(a) regarding Appendix N of the Pension Plan), provided certain conditions set forth in this paragraph (a) are met. The conditions of such Spousal Benefit are (1) that the spouse shall be married to the Participant as of the date of the Participant's Separation from Service and (2) the spouse shall be no more than five years younger than the Participant.  Except as provided in Articles XXVl and XXXVIII, in the event at the time payment of benefits to a Participant commence the Participant is married and the spouse is more than five years younger than the Participant, the Participant shall receive benefit payments in the form of a joint and survivor option as described in paragraph (b) following.

(b)           In the event that at the time payment of benefits to a Participant commence (1) Participant is married and (2) Participant's spouse is more than five years younger than Participant, Participant shall receive benefit payments under Part B of this Supplemental Plan in the form of a joint and survivor option providing monthly benefits for the lifetime of the Participant with fifty percent (50%) of such amount continued after the Participant's death to the spouse to whom the Participant is married as of the date of the Participant's Separation from Service, for the lifetime of such spouse.  The amount of monthly payments available under this option shall be determined by reference to factors such as the Participant's life expectancy, the life expectancy of the Participant's spouse, prior benefits received under the Supplemental Plan, and the percentage of the Participant's monthly benefit which is continued after the Participant's death to the Participant's spouse, so that the value of the joint and survivor option is the actuarial equivalent of the benefits otherwise payable under paragraph (a) of this Article XXV inclusive of the Participant and the spousal fifty percent (50%) survivor benefits, which shall be calculated assuming the Participant's spouse was exactly five years younger than Participant. In determining the monthly amount payable under the joint and survivor option with respect to any Participant, the Company may rely upon such information as it, in its sole discretion, deems reliable, including but not limited to, the opinion of an enrolled actuary or annuity purchase rates quoted by an insurance company licensed to conduct an insurance business in the State of California.  The monthly amount payable during the lifetime of the Participant shall in no event be adjusted by reason of the death of the Participant's spouse prior to the death of the Participant, or by reason of the dissolution of the marriage between the Participant and such spouse, or for any other reason.

ARTICLE XXVl

Pre-Retirement Death Benefits

Except as provided in Article XXXVIII, in the event of the death of a Participant hereunder during a period of Continuous Service and participation in Part B of this Supplemental Plan and after attainment of age 55 (or if death occurs before age 55, then following approval of the Board of Directors of the Company in special circumstances), the beneficiary or the spouse of the Participant shall be entitled to benefits as provided below in paragraphs (a) and (b):

(a)           Participant's spouse shall be entitled to a fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article XXV, paragraphs (a) or (c), as applicable), attributable to Participant's Part B Excess Benefit under Article XXIII(a) above calculated as of the Participant’s date of death (and to be calculated without regard to the offset in Article XXIII(a) regarding Appendix N of the Pension Plan), and with such spousal benefit to be reduced in an amount equal to any Qualified Pre-Retirement Survivor Annuity benefit under the Pension Plan relating to benefits on Appendix N thereof.  This spousal benefit shall commence on the later of date the Participant’s death or the date on which the Participant would have otherwise attained the age of 55.

(b)           A benefit under paragraph (i) below or a benefit under paragraph (ii) below shall be paid by the Company, whichever is determined by the Administrator to be greater value (on an actuarial equivalence basis) at the time of the Participant’s death.

(i)
A lump sum death benefit shall be payable by the Company to the Participant's designated beneficiary or, if no such beneficiary is then living or no such beneficiary can be located, to the Participant's estate, payable within thirty (30) days of the Participant’s death. The amount of such death benefit shall be two (2) times the Participant's Base Salary Rate in effect on the date of the Participant's death.

(ii)
Participant's spouse shall receive a spousal fifty percent (50%) or the actuarial equivalent spousal benefit (as determined pursuant to Article XXV, paragraphs (a) or (b), as applicable), attributable to Participant’s benefit under Article XXIII(b) above calculated as of the Participant’s date of death.  In the event a Participant is not married at the time of Participant's death, a lump sum death benefit shall be payable in accordance with paragraph (b)(i) preceding.

No benefits shall be payable under this Article XXVI if the Participant's death occurs as a result of an act of suicide within twenty-five (25) months after commencement of participation in this Supplemental Plan.  Notwithstanding anything herein to the contrary, the amount payable pursuant to this Article XXVI shall be limited to the maximum amount otherwise payable pursuant to this Article XXVI that qualifies as a Section 409A Deferral.

ARTICLE XXVll

Disability Benefits

A disability benefit is payable under Part B of this Supplemental Plan, as follows:

(a)           If a Participant has a Separation from Service by reason of Permanent Disability (as hereinafter defined) prior to attaining age sixty-two (62) and on or after attaining age fifty-five (55) (or, in special circumstances, if such Separation from Service occurs prior to attaining age fifty-five (55) and has been approved for this benefit by the Board of Directors of the Company), then:

(i)
the Participant shall become eligible to commence receiving his or her Part B Excess Benefit under paragraph (a) of Article XXIII, as calculated thereunder as of the Separation from Service date (this benefit shall be automatically payable commencing on the same date on which benefits commence under the Pension Plan, subject to paragraph (f) of Article XXIII); and

(ii)
the Participant shall become eligible to commence, subject to paragraph (f) of Article XXIII, receiving a benefit under paragraph (b) of Article XXIII, as calculated thereunder as of the Separation from Service date.

Notwithstanding anything herein to the contrary, the amount payable pursuant to this Article XXVII shall be limited to the maximum amount otherwise payable pursuant to this Article XXVII that qualifies as a Section 409A Deferral.

(b)           “Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, unless a different definition applies for a Participant in an employment agreement approved by the Compensation Committee of the Board of Directors, in which case that different definition shall also apply to Part B of this Supplemental Plan.  The Participant shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Board of Directors of the Company in such form and manner, and at such times, as the Board of Directors may require.  Any determination by the Board of Directors of the Company that the Participant does or does not have a Permanent Disability shall be final and binding upon the Company and the Participant.

ARTICLE XXVIII

Right to Amend, Modify, Suspend or Terminate Plan

By action of the Company's Board of Directors, the Company may amend, modify, suspend or terminate Part B of this Supplemental Plan without further liability to any employee or former employee or any other person. Notwithstanding the preceding sentence:

(a)           Part B of this Supplemental Plan may not be amended, modified, suspended or terminated as to a Participant whose Separation from Service has occurred and who is entitled to receive or has commenced to receive benefits under Part B of this Supplemental Plan, without the express written consent of such Participant or, if deceased, such Participant's designated beneficiary or, if no beneficiary is then living or if no beneficiary can be located, such Participant's legal representative.

(b)           Following a Change in Control (as defined in Article XXIX), Part B of this Supplemental Plan may not be amended, modified, suspended or terminated as to any Participant who was a Participant prior to such Change in Control, without the express written consent of such Participant.

(c)           Part B of this Supplemental Plan may not be amended, modified, suspended or terminated as to a Participant with respect to benefits already accrued under paragraph (a) of Article XXIII, without the express written consent of such Participant, but may be amended, modified, suspended or terminated as to a Participant with respect to benefits not yet accrued under paragraph (a) of Article XXIII without such consent.

(d)           Notwithstanding anything herein to the contrary, termination of Part B of this Supplemental Plan shall not be a distribution event for any benefits provided for under Part B of this Supplemental Plan unless permitted under Section 409A without the imposition of the Section 409A Taxes.

ARTICLE XXIX

Change in Control

The term "Change in Control" means the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A.

In the event a Participant who was a Participant as of the date of a Change in Control either (a) has an involuntary Separation from Service for any reason (which, for purposes of this Article XXIX, shall include a voluntary Separation from Service for Good Reason, as hereinafter defined) within thirty-six full calendar months following such Change in Control, or (b) has a voluntary Separation from Service for any reason other than Good Reason (including the death of the Participant) more than twelve (12) full calendar months after, but within thirty-six (36) full calendar months following, such Change in Control, such Participant shall be entitled to receive immediately upon such Separation from Service, without regard to approval by the Chief Executive Officer or any other person(s) (1) benefits attributable to paragraph (a) of Article XXIII hereunder in accordance with Articles XXIII, XXV, XXVI and XXVII, as applicable, with such benefits to commence in accordance with paragraph (a) of Article XXIII, subject to paragraph (f) of Article XXIII, and (2) benefits attributable to paragraph (b) of Article XXIII hereunder in accordance with Articles XXIII, XXV, XXVI and XXVII, as applicable, with such benefits to commence at the time set forth in paragraph (b) of Article XXIII, subject to paragraph (f) of Article XXIII.  Such benefits under paragraph (b) of Article XXIII shall be calculated as if, on the date of such Separation from Service, the Participant (i) had completed a number of years of Continuous Service equal to the greater of twelve (12) or the actual number of years of his or her Continuous Service, and (ii) had attained an age equal to the greater of sixty-two (62) or his or her actual age.  Notwithstanding anything herein to the contrary, the amount payable pursuant to this Article XXIX shall be limited to the maximum amount otherwise payable pursuant to this Article XXIX that qualifies as a Section 409A Deferral.

For purposes of Part B of this Supplemental Plan, a Participant’s voluntary Separation from Service shall be deemed to be for "Good Reason" if it occurs within six months of any of the following without the Participant’s express written consent:

(a)           a substantial change in the nature, or diminution in the status, of the Participant's duties or position from those in effect immediately prior to the Change in Control;

(b)           a reduction by the Company in the Participant's annual base salary as in effect on the date of a Change in Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change in Control;

(c)           a reduction by the Company in the overall value of benefits provided to the Participant, as in effect on the date of a Change in Control or as in effect thereafter if such benefits have been increased and such increase was approved prior to the Change in Control (as used herein, "benefits" shall include all profit sharing, retirement, pension, health, medical, dental, disability, insurance, automobile, and similar benefits);

(d)           a failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change in Control, or a reduction in the Participant's participation in any such plan, unless the Participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

(e)           a failure to provide the Participant the same number of paid vacation days per year available to him prior to the Change in Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the Participant immediately prior to the Change in Control;

(f)           relocation of the Participant's principal place of employment to any place more than 35 miles from the Participant’s previous principal place of employment;

(g)           any material breach by the Company of any stock option or restricted stock agreement; or

(h)           conduct by the Company, against the Participant's volition, that would cause the Participant to commit fraudulent acts or would expose the Participant to criminal liability;

provided that for purposes of clauses (b) through (e) above, "Good Reason" shall not exist (A) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change in Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change in Control, or (B) if the reduction in aggregate value is due to reduced performance by the Company, the business unit of the Company for which the Participant is responsible, or the Participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change in Control.

Not later than the occurrence of a Change in Control, the Company shall cause to be transferred to a grantor trust described in Section 671 of the Code, assets equal in value to all accrued obligations under Part B of this Supplemental Plan as of one day following a Change in Control, in respect of both active employees of the Company and retirees as of that date.  Such trust by its terms shall, among other things, be irrevocable.  The value of liabilities and assets transferred to the trust shall be determined by one or more nationally recognized firms qualified to provide actuarial services as described in Section 4 of the Computer Sciences Corporation Severance Plan for Senior Management and Key Employees.  The establishment and funding of such trust shall not affect the obligation of the Company to provide supplemental pension payments under the terms of Part B of this Supplemental Plan to the extent such benefits are not paid from the trust.

ARTICLE XXX

No Assignment

Benefits under Part B of this Supplemental Plan may not be assigned or alienated and shall not be subject to the claims of any creditor.

ARTICLE XXXl

Administration

This Supplemental Plan shall be administered by the Chief Executive Officer or by such other person or persons to whom the Chief Executive Officer may delegate functions hereunder. With respect to all matters pertaining to this Supplemental Plan, the determination of the Chief Executive Officer or his designated delegate shall be conclusive and binding. The Chief Executive Officer shall be eligible to participate in this Supplemental Plan in the same manner as any other employee; provided, however, that the designation of the Chief Executive Officer as a Participant and any other action provided herein with respect to the Chief Executive Officer's participation shall be taken by the Compensation Committee of the Board of Directors of the Company.

ARTICLE XXXll

Release

In connection with any benefit or benefit payment under Part B of this Supplemental Plan, or the designation of any beneficiary or any election or other action taken or to be taken under Part B of the Supplemental Plan by any Participant or any other person, the Company, acting through its Chief Executive Officer or his delegate, may require such consents or releases as are reasonable under the circumstances, and further may require any such designation, election or other action to be in writing and in form reasonably satisfactory to the Chief Executive Officer or his delegate.

ARTICLE XXXIII

No Waiver

The failure of the Company, the Chief Executive Officer or any other person acting on behalf thereof to demand a Participant or other person claiming rights with respect to a Participant to perform any act which such person is or may be required to perform hereunder shall not constitute a waiver of such requirement or a waiver of the right to require such act. The exercise of or failure to exercise any discretion reserved to the Company, its Chief Executive Officer or his delegate, to grant or deny any benefit to any Participant or other person under Part B of this Supplemental Plan shall in no way require the Company, its Chief Executive Officer or his delegate to similarly exercise or fail to exercise such discretion with respect to any other Participant.

ARTICLE XXXIV

No Contract

This Supplemental Plan is strictly a voluntary undertaking on the part of the Company and, except with respect to the obligations of the Company upon and following a Change in Control, which shall be absolute and unconditional, shall not be deemed to constitute a contract or part of a contract between the Company (or an Affiliate) and any employee or other person, nor shall it be deemed to give any employee the right to be retained for any specified period of time in the employ of the Company (or an Affiliate) or to interfere with the right of the Company (or an Affiliate) to discharge or retire any employee at any time, nor shall this Supplemental Plan interfere with the right of the Company (or an Affiliate) to establish the terms and conditions of employment of any employee.

ARTICLE XXXV

Indemnification

The Company shall defend, indemnify and hold harmless the Officers and Directors of the Company acting in their capacity as such (and not as Participants herein) from any and all claims, expenses and liabilities arising out of their actions or failure to act hereunder, excluding fraud or willful misconduct.

ARTICLE XXXVI

Claim Review Procedure

Benefits will be provided to each Participant or beneficiary as specified in Part B of this Supplemental Plan.

(a)           If such person (a “Claimant”) believes that the Claimant has not been provided with benefits due under Part B of this Supplemental Plan, then the Claimant has the right to make a written claim for benefits under the Plan.  If such a written claim is made, and the Administrator wholly or partially denies the claim, the Administrator shall provide the Claimant with written notice of such denial, setting forth, in a manner calculated to be understood by the Claimant:

(i)	the specific reason or reasons for such denial;

(ii)	specific reference to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)
an explanation of the Plan’s claims review procedure and time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) if the claim is denied on appeal.

(b)           The written notice of any claim denial pursuant to paragraph (a) of this Article XXXVI shall be given not later than thirty (30) days after receipt of the claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing the claim, in which event:

(i)	written notice of the extension shall be given by the Administrator to the Claimant prior to thirty (30) days after receipt of the claim;

(ii)	the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day period for giving notice of a claim denial; and

(iii)	the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Administrator expects to render the benefit determination.

(c)           The decision of the Administrator shall be final unless the Claimant, within sixty (60) days after receipt of notice of the claims denial from the Administrator, submits a written request to the Board of Directors of the Company, or its delegate, for an appeal of the denial.  During that sixty (60) day period, the Claimant shall be provided, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits.  The Claimant shall be provided the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits as part of the Claimant’s appeal.  The Claimant may act in these matters individually, or through his or her authorized representative.

(d)           After receiving the written appeal, if the Board of Directors of the Company, or its delegate, shall issue a written decision notifying the Claimant of its decision on review, not later than thirty (30) days after receipt of the written appeal, unless the Board of Directors of the Company or its delegate determines that special circumstances require an extension of time for reviewing the appeal, in which event:

(i)	written notice of the extension shall be given by the Board of Directors of the Company or its delegate prior to thirty (30) days after receipt of the written appeal;

(ii)	the extension shall not exceed a period of thirty (30) days from the end of the initial thirty (30) day review period; and

(iii)
the extension notice shall indicate (A) the special circumstances requiring an extension of time and (B) the date by which the Board of Directors of the Company or its delegate expects to render the appeal decision.

The period of time within which a benefit determination on review is required to be made shall begin at the time an appeal is received by the Board of Directors of the Company or its delegate, without regard to whether all the information necessary to make a benefit determination on review accompanies the filing of the appeal.  If the period of time for reviewing the appeal is extended as permitted above, due to a claimant’s failure to submit information necessary to decide the claim on appeal, then the period for making the benefit determination on review shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

(e)           In conducting the review on appeal, the Board of Directors of the Company or its delegate shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  If the Board of Directors of the Company or its delegate upholds the denial, the written notice of decision from the Board of Directors of the Company or its delegate shall set forth, in a manner calculated to be understood by the Claimant:

(i)	the specific reason or reasons for the denial;

(ii)	specific reference to pertinent Plan provisions on which the denial is based;

(iii)
a statement that the Claimant is entitled to be receive, upon request and free of charge, reasonable access to , and copies of, all documents, records and other information relevant to the claim for benefits; and

(iv)	A statement of the Claimant’s right to bring a civil action under ERISA 502(a).

(f)           If the Plan or any of its representatives fail to follow any of the above claims procedures, the Claimant shall be deemed to have duly exhausted the administrative remedies available under the plan and shall be entitled to pursue any available remedies under ERISA Section 502(a), including but not limited to the filing of an action for immediate declaratory relief regarding benefits due under the Plan.

ARTICLE XXXVII

Termination of Benefits and Participation

Prior, but only prior to a Change in Control, the retirement benefits payable to any Participant under Part B of this Supplemental Plan, and the participation of such Participant in Part B of this Supplemental Plan, may be terminated with respect to benefits under paragraph (b) of Article XXIII (but not with respect to benefits under paragraph (a) of Article XXIII) if in the judgment of the Chief Executive Officer, upon the advice of counsel, such Participant, directly or indirectly:

(a)           breaches any obligation to the Company under any agreement relating to assignment of inventions, disclosure of information or data, or similar matters; or

(b)           competes with the Company, or renders competitive services (as a director, officer, employee, consultant or otherwise) to, or owns more than a 5% interest in, any person or entity that competes with the Company; or

(c)           solicits, diverts or takes away any person who is an employee of the Company or advises or induces any employee to terminate his or her employment with the Company; or

(d)           solicits, diverts or takes away any person or entity that is a customer of the Company, or advises or induces any customer or potential customer not to do business with the Company; or

(e)           discloses to any person or entity other than the Company, or makes any use of, any information relating to the technology, know-how, products, business or data of the Company or its subsidiaries, suppliers, licensors or customers, including but not limited to the names, addresses and special requirements of the customers of the Company.

ARTICLE XXXVIII

Lump-Sum Acceleration

(a)           This Article XXXVIII applies to benefits payable under paragraph (a) of Article XXIII, paragraph (b) of Article XXIII, paragraph (a) of Article XXVI and paragraph (b)(ii) of Article XXVI, and also to benefits (the “Contingent Rights”) that could otherwise become payable after the Commencement Date (as defined in paragraph (b) below) under paragraph (a) of Article XXIII, paragraph (a) of Article XXV and paragraph (b) of Article XXV (including any Part B Excess Benefit payable to the Participant under paragraph (a) of Article XXIII, any Spousal Benefit that could become payable under paragraph (a) of Article XXV relating to a Part B Excess Benefit under paragraph (a) of Article XXIII, any Spousal Benefit that could become payable under paragraph (a) of Article XXV relating to a benefit under paragraph (b) of Article XXIII, any Spousal Benefit that could become payable under paragraph (b) of Article XXV relating to a Part B Excess Benefit under paragraph (a) of Article XXIII and any Spousal Benefit that could become payable under paragraph (b) of Article XXV relating to a benefit under paragraph (b) of Article XXIII).

(b)           Within 30 days after an individual first becomes a Participant (or no later than December 31, 2006 for individuals who became Participants on or prior to that date), each Participant shall have the opportunity to elect to receive (or, in the event that the Participant’s death precedes the Commencement Date, to have Participant’s Surviving Spouse receive) a lump sum payment, in an amount determined under paragraphs (c), (d) and (e) below, under the circumstances described in this paragraph (b).  Notwithstanding the foregoing, no election hereunder will be effective unless made prior to the earlier of (i) the date of such Participant’s Separation from Service or (ii) the occurrence of a Change in Control. In the event that a Change in Control occurs and the Participant has a Separation from Service for any reason prior to the Change in Control, or has a Separation from Service for any reason prior to the third anniversary of such Change in Control, then the lump sum payment pursuant to this Article XXXVIII shall become payable within thirty (30) days after the Commencement Date, subject to paragraph (f) of Article XXIII if the date of the Separation from Service is after the Change in Control.  The “Commencement Date” is the later of (i) the date of such Separation from Service, (ii) the occurrence of the Change in Control, or (iii) January 1, 2007.

(c)           The lump sum payment shall equal the lump sum value of the Participant’s and/or the Participant’s Surviving Spouse’s, as applicable, remaining Benefit as of the Commencement Date (the “Remaining Benefit”), but only to the extent such amount qualifies as a Section 409A Deferral.  The Remaining Benefit with respect to the Contingent Rights shall be calculated as follows:

(i)
For purposes of computing the lump sum value with respect to the Part B Excess Benefit provided for under paragraph (a) of Article XXIII in the event that, as of the Commencement Date, payment of such benefit has not yet commenced, the Remaining Benefit shall be the present value on the Commencement Date of the actuarial equivalent of the benefit that would have otherwise been paid under paragraph (a) of Article XXIII if the Participant had commenced receipt of such benefit at normal retirement age (age 65) under the Pension Plan;

(ii)
For purposes of computing the lump sum value with respect to the Spousal Benefit that otherwise would have become payable under paragraph (a) of Article XXV or paragraph (b) of Article XXV upon the death of the Participant with respect to the Part B Excess Benefit under paragraph (a) of Article XXIII in the event that the Commencement Date occurs during the lifetime of the Participant, the Remaining Benefit shall be the actuarial equivalent at the Commencement Date of the Spousal Benefit that otherwise would have become payable under paragraph (a) of Article XXV or paragraph (b) of Article XXV, as applicable, as determined under the basis required under Section 417(e) of the Code at the Commencement Date for determining lump sums under qualified plans; and

(iii)
For purposes of computing the lump sum value with respect to the Spousal Benefit that otherwise would have become payable under paragraph (a) of Article XXV or paragraph (b) of Article XXV upon the death of the Participant with respect to the benefit under paragraph (b) of Article XXIII in the event that the Commencement Date occurs during the lifetime of the Participant, the Remaining Benefit shall be the actuarial equivalent at the Commencement Date of the Spousal Benefit that otherwise would have become payable under paragraph (a) of Article XXV or paragraph (b) of Article XXV, as applicable, as determined under the basis required under Section 417(e) of the Code at the Commencement Date for determining lump sums under qualified plans.

(d)           The lump sum value of the Remaining Benefit shall be computed by using the present value basis as is required under Section 417(e) of the Code at the Commencement Date for determining lump sums under qualified plans.

(e)           In calculating the lump sum payment to be paid under this Article XXXVIII, the Cost of Living Adjustment called for under Article XL shall be taken into account as follows: The Company shall determine the average of the 3 most recent adjustments under Article XL.  That average so-determined shall be deemed to apply for purposes of all future years for purposes of making the lump sum calculation.

(e)           Any election pursuant to this Article XXXVIII is irrevocable unless otherwise permitted under Section 409A without the imposition of the Section 409A Taxes.

ARTICLE XXXIX

Hardship Withdrawal

(a)           This Article XXXIX applies to benefits payable under paragraph (a) of Article XXIII and under paragraph (b) of Article XXIII, and is applicable only to Participants who have commenced receiving retirement benefits under Part B of this Supplemental Plan.

(b)           “Hardship” of a Participant shall mean an unforeseeable emergency which constitutes a severe financial hardship of the Participant or beneficiary resulting from an illness or accident of the Participant or beneficiary, the Participant’s or beneficiary’s spouse, or the Participant’s or beneficiary’s dependent (as defined in section 152(a)); loss of the Participant’s or beneficiary’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary.

(c)           Whether a Participant has incurred a Hardship shall be determined by the person designated to administer Part B of this Supplemental Plan under Article XLI, in his discretion on the basis of all relevant facts and circumstances and in accordance with nondiscriminatory and objective standards, uniformly interpreted and consistently applied.

(d)           A Participant may make a withdrawal from the Participant's account, in the form of a lump sum, on account of the Participant's Hardship, only to the extent that the Hardship is not otherwise relievable:

(i)	through reimbursement or compensation by insurance or otherwise, or

(ii)	by liquidation of the Participant’s assets (to the extent that such liquidation does not itself cause a Hardship).

(e)           The amount of the lump sum hardship withdrawal shall not exceed (i) the current lump sum value of the remaining benefits otherwise due, as determined immediately prior to the hardship distribution, and as determined by using the methodology described in paragraphs (c) and (d) of Article XXXVIII or (ii) the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(f)           If a hardship lump sum distribution is made to a Participant, the amount of future benefits under Part B of this Supplemental Plan shall be reduced, as follows:

(i)
First, the current lump sum value of the benefits otherwise due shall be determined immediately prior to the hardship distribution by using the methodology described in paragraphs (c) and (d) of Article XXXVIII.

(ii)	Second, the amount of the lump sum hardship distribution to be made shall be subtracted from the amount so determined. The resulting net amount is called the “Resulting Net Value.”

(iii)
Third, all future benefit payments shall be adjusted downward, to an amount that has a lump sum present value equal to the Resulting Net Value.  Such lump sum present value shall be calculated using the methodology described in paragraphs (c) and (d) of Article XXXVIII.

(g)           Participants may request a Hardship withdrawal from either benefits otherwise payable under paragraph (a) of Article XXIII or under paragraph (b) of Article XXIII, or from benefits payable under both paragraphs (a) and (b).

(h)           The provisions of this Article XXXIX shall be equally applicable to Participant’s Surviving Spouse.

ARTICLE XL

Cost of Living Adjustment

(a)           This Article XL applies to benefits payable on or after August 13, 2001 under paragraph (b) of Article XXIII, but does not apply to benefits payable under paragraph (a) of Article XXIII.

(b)           On the first day of each fiscal year of the Company, following commencement of payment of benefits to the Participant (or that Participant’s Surviving Spouse, as applicable) hereunder, the benefits payable to that Participant (or that Participant’s Surviving Spouse) shall be subject to an upward adjustment, as follows:

(i)
Benefits payable shall be increased by an amount equal to the lesser of (A) the greater of zero or the most recently published annual percent change in the Consumer Price Index (as hereinafter defined), as computed to the nearest one-tenth of one percent (0.1) for the twelve consecutive reference months of March of the prior calendar year through and including February of the current calendar year ; or (B) five percent (5%).

(ii)
Such adjustments, if any, shall be calculated for each year, irrespective of any other year’s adjustment.  For example, if the CPI change in four successive years is 3%, 6%, 7% and 3%, the Company would implement corresponding increases equal to 3%, 5%, 5% and 3%.

(c)           The “Consumer Price Index” is “The Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100” as published by the Bureau of Labor Statistics.

(d)           In the event that the Bureau of Labor Statistics reissues CPI data to correct an error in previously published CPI data, any affected benefits will be recalculated by the Company.

ARTICLE XLI

Certain Further Payments By the Company

(a)           This Article XLI applies to benefits payable under paragraph (a) of Article XXIII, paragraph (b) of Article XXIII and Article XXXVIII.

(b)           The Company shall be obligated to make certain further payments to Participants as set forth in this Article XLI.

(c)           In the event that any amount or benefit payable to the Participant by the Company on or after August 13, 2001 pursuant to Part B of this Supplemental Plan (collectively, the "Taxable Benefits") is subject on or after August 13, 2001 to the tax imposed under Section 3121 of the Code (the "FICA Tax"), or any similar tax that may hereafter be imposed, the Company shall pay to the Participant at the time specified in paragraph (d) below, the Tax Reimbursement Payment (as hereinafter defined).  The “Tax Reimbursement Payment” is defined as an amount, which when reduced by any FICA Tax paid by the Participant on the Taxable Benefits (but without reduction for any Federal, state or local income taxes on such Taxable Benefits), shall be equal to the amount of any Federal, state or local income taxes payable because of the inclusion of the Tax Reimbursement Payment in the Participant’s adjusted gross income, by applying the highest applicable marginal rate of Federal, state and local income taxation, respectively, for the calendar year in which the Tax Reimbursement Payment is to be made.

(d)           For purposes of determining the amount of the Tax Reimbursement Payment, the Participant shall be deemed:

(i)	to pay Federal income taxes at the highest applicable marginal rate of Federal income taxation for the calendar year in which the Tax Reimbursement Payment is to be made; and

(ii)
to pay any applicable state and local income taxes at the highest applicable marginal rate of taxation for the calendar year in which the Tax Reimbursement Payment is to be made, net of the maximum reduction in Federal income taxes which could be obtained from the deduction of such state or local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of the Participant’s adjusted gross income.)

(e)           The Tax Reimbursement Payment attributable to a Taxable Benefit shall be paid to the Participant not more than thirty (30) days following the incurrence of the FICA Tax.  If the amount of such Tax Reimbursement Payment cannot be finally determined on or before the date on which payment is due, the Company shall pay to the Participant an amount estimated in good faith by the Company to be the minimum amount of such Tax Reimbursement Payment and shall pay the remainder of such Tax Reimbursement Payment as soon as the amount thereof can be determined.

(f)           Notwithstanding anything in this Article XLI to the contrary, in no event shall the Tax Reimbursement Payment exceed the actual amount of the FICA Tax.